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                                                       FORM OF
                                           INVESTMENT SUBADVISORY AGREEMENT


         THIS INVESTMENT  SUBADVISORY AGREEMENT  ("Agreement") is made as of the 1st day of August, 2007, by and among
AMERICAN CENTURY INVESTMENT MANAGEMENT,  INC. ("ACIM"), a Delaware corporation,  and NORTHERN TRUST INVESTMENTS,  N.A.
(the "Subadvisor"), an Illinois corporation.

                                                     WITNESSETH:

         WHEREAS,  ACIM is the  investment  advisor  to the  funds  listed  on  Exhibit  A hereto  (each a "Fund"  and collectively the "Funds"),  each of which is a series of shares of American Century Capital Portfolios,  Inc. ("ACCP")
and is an open-end  management  investment  company  registered with the Securities and Exchange  Commission under the
Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS,  ACIM and the Subadvisor are both  investment  advisors  registered with the Securities and Exchange
Commission under the Investment Advisers Act of 1940, as amended; and

         WHEREAS,  ACCP has engaged  ACIM to serve as the  investment  manager for the Funds  pursuant to a Management
Agreement dated August 1, 2006; and

         WHEREAS,  ACIM desires to engage the Subadvisor as a subadvisor for the Funds, and the Subadvisor  desires to accept such engagement; and

         WHEREAS,  the Boards of Directors of ACIM and the Subadvisor  have  determined  that it is advisable to enter into this Agreement.

         NOW, THEREFORE,  in consideration of the premises and of the covenants and agreements  hereinafter set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

         1.       INVESTMENT  DESCRIPTION - APPOINTMENT.  ACIM hereby  appoints the Subadvisor to provide the advisory services  described  herein to the Funds in  accordance  with each  Fund's  Prospectus  and  Statement  of  Additional
Information  as in effect and as amended  from time to time,  subject to the  oversight  and  direction of each Fund's
Board of Directors  and ACIM.  ACIM will  promptly  provide the  Subadvisor  copies of all  amendments  to each Fund's
Prospectus and Statement of Additional  Information on an ongoing basis. In  consideration  for the  compensation  set forth below, the Subadvisor accepts the appointment and agrees to furnish the services described herein.


         2.       SERVICES AS INVESTMENT SUBADVISOR.

         (a)      Subject to the general  supervision  of each Fund's Board of Directors and of ACIM,  the  Subadvisor will (i) act in  conformity  with each Fund's  Prospectus  and  Statement of Additional  Information,  the  Investment
Company Act, the Investment  Advisers Act of 1940 (the  "Investment  Advisers  Act"),  the Internal  Revenue Code (the
"Code")  and all  other  applicable  federal  and  state  laws and  regulations,  as the same may from time to time be amended;  (ii) make  investment  decisions  for each Fund in  accordance  with such Fund's  investment  objective  and policies  as stated  in such  Fund's  Prospectus  and  Statement  of  Additional  Information  and with  such  written guidelines  as ACIM may from time to time provide to the  Subadvisor;  (iii) place  purchase and sale orders on behalf of the Funds;  (iv)  maintain  books and records with respect to the  securities  transactions  of each Fund;  and (v)
furnish the Funds' Board of Directors  such  periodic,  regular and special  reports with respect to the Funds and its services hereunder as the Board may reasonably request or as may be required by applicable law or regulation.

         (b)      In providing  those  services,  the Subadvisor  will supervise the Fund's  investments and conduct a continual  program of investment,  evaluation and, if  appropriate,  sale and  reinvestment  of the Funds' assets.  In addition,  the Subadvisor will furnish ACCP or ACIM whatever  information,  including  statistical  data, ACCP or ACIM may reasonably request with respect to the instruments that any Fund may hold or contemplate purchasing.

         (c)      The Subadvisor  will at all times comply with the policies  adopted by the Funds' Board of Directors of which it has received  written  notice.  Any change to any such  policies  shall be approved by the Funds' Board of
Directors  prior to the  implementation  of such  change,  and  Subadvisor  will be  given  reasonable  notice  of the anticipated change.

         (d)      All cash,  securities  and other  assets of the Funds  shall be held at all times by such  entity or entities engaged by ACCP to be the custodian  (collectively,  the "custodian") in compliance with Section 17(f) of the
Investment  Company Act. The Subadvisor  shall not be responsible  for any custody  arrangements  involving any assets of the Funds or for the  payment of any  custodial  charges  or fees,  nor shall the  Subadvisor  have  possession  or custody of any such assets.  All payments,  distributions and other  transactions in cash,  securities or other assets in respect of the Funds shall be made  directly to or from the  custodian.  ACIM shall  provide,  or shall  direct the custodian to provide,  to the Subadvisor from time to time such reports concerning assets,  receipts and disbursements with respect to the Funds as the Subadvisor may request,  including daily  information on cash balances  available for investment, Fund redemption activity and market value of the securities held by the Funds.

         (e)      ACIM  acknowledges  and agrees  that the  Subadvisor  is not the Funds'  pricing  agent,  and is not responsible for pricing the securities held by any Fund,  however the Subadvisor  will provide  reasonable  assistance to the Funds'  pricing  agents in valuing  securities  held by each Fund for which market  quotations  are not readily available.

         (f)      The  Subadvisor  makes no  representations  or  warranties,  express or  implied,  that any level of performance  or investment  results will be achieved by the Funds or that the Funds will perform  comparably  with any standard, including any other clients of the Subadvisor or index.

         (g)      The Subadvisor  will not consult with any other  subadvisors of the Funds or other  subadvisors to a series under common control with any Fund concerning transactions of the Funds in securities or other assets.

         (h)      The  Subadvisor  will  not  advise  or act  for  the  Funds  in  any  legal  proceedings,  including bankruptcies  or class  actions,  involving  securities  held in the  Funds or  issues  of  those  securities,  unless otherwise agreed.


         3.       BROKERAGE.

         (a)      In executing  transactions for the Funds and selecting brokers or dealers,  the Subadvisor will seek to obtain the best price and execution  available  and shall execute or direct the execution of all such  transactions as permitted  by law and in a manner that is  consistent  with its  fiduciary  obligations  to the Funds and its other clients.  In assessing the best price and execution  available for any Fund transaction,  the Subadvisor will consider all factors it deems relevant including,  but not limited to, breadth of the market in the security,  the price of the security,  the  financial  condition and execution  capability of the broker or dealer and the  reasonableness  of any commission  for the  specific  transaction  and on a  continuing  basis.  Consistent  with this  obligation,  when the execution and price offered by two or more brokers or dealers are  comparable,  the Subadvisor may, at its discretion, execute  transactions  with brokers and dealers who provide the Funds and/or other  accounts over which the Subadvisor exercises  investment  discretion  with  research  advice  and other  services,  but in all  instances  best price and execution  shall  control.  The  Subadvisor is authorized to place purchase and sale orders for the Funds with brokers and/or dealers  subject to the  supervision of ACIM and the Board of Directors of the Funds and in accordance with the limitations set forth in the registration statement for the Fund shares then in effect.

         (b)      On  occasions  when the  Subadvisor  deems  the  purchase  or sale of a  security  to be in the best interest  of a Fund as well as one or more of its  other  clients,  the  Subadvisor  may to the  extent  permitted  by applicable  law, but shall not be obligated  to,  aggregate the  securities to be sold or purchased  with those of its other  clients.  In such event,  allocation of the securities so purchased or sold will be made by the Subadvisor in a manner  it  considers  to be  equitable  and  consistent  with its  fiduciary  obligations  to ACCP and to such  other clients.  ACIM  recognizes  that,  in some  cases,  this  procedure  may  limit the size of the  position  that may be acquired or sold for a Fund.


        4.        INFORMATION PROVIDED TO ACCP.

         (a)      The Subadvisor will keep ACCP and ACIM informed of developments  materially  affecting the Funds and will take initiative to furnish ACCP and ACIM on at least a quarterly  basis with whatever  information the Subadvisor and ACIM  believe  is  appropriate  for this  purpose.  Such  regular  quarterly  reports  shall  include  information reasonably requested by the Funds' Board of Directors from time to time.

(b)      The Subadvisor will provide ACCP and ACIM with such investment records,  ledgers,  accounting and statistical data, and other  information as ACCP and ACIM  reasonably  request for the  preparation  of  registration  statements, periodic and other reports and other documents  required by federal and state laws and  regulations,  and particularly as may be required for the periodic review, renewal,  amendment or termination of this Agreement,  and such additional documents  and  information  as ACCP and  ACIM may  reasonably  request  for the  management  of  their  affairs.  The
Subadvisor  understands  that the Funds  and ACIM  will rely on such  information  in the  preparation  of the  Funds'
registration  statements,  the Funds' financial  statements,  and any such reports, and hereby covenants that any such information  derived from the investment  records,  ledgers and accounting  records maintained by the Subadvisor shall be true and complete in all material respects.

         (c)      At the request of the Board of Directors,  a representative  of the Subadvisor shall attend meetings of the Board of Directors to make a  presentation  on each Fund's  performance  and such other matters as the Board of
Directors, the Subadvisor and ACIM believe is appropriate.

         (d)      The  Subadvisor  shall furnish to regulatory  authorities  any  information or reports in connection with such  services as may be lawfully  requested,  provided,  however,  that the  Subadvisor  shall not  otherwise be responsible for the  preparation and filing of any other reports or statements  (including,  without  limitation,  any tax returns or  financial  statements)  required of the Funds by any  governmental  or  regulatory  agency,  except as expressly  agreed to in  writing.  The  Subadvisor  shall  also,  at ACCP's  request,  certify  to ACCP's  independent auditors that sales or purchases  aggregated with those of other clients of the Subadvisor,  as described in Section 3 above, were allocated in a manner it considers to be equitable.

         (e) In compliance  with the  requirements  of the Investment  Company Act, the Subadvisor  hereby agrees that all  records  that it  maintains  for the Funds are the  property  of ACCP and  further  agrees to  surrender  to ACCP promptly upon ACCP's written request any of such records.  In addition,  the Subadvisor  agrees to cooperate with ACCP and ACIM when either of them is being  examined by any regulatory  authorities,  and  specifically  agrees to promptly comply with any request by such  authorities  to provide  information  or records.  The  Subadvisor  further agrees to preserve  for the periods of time  prescribed  by the  Investment  Company  Act and the  Investment  Advisers  Act the
records it maintains in accordance with Section 2(a)(iv) .

         (f) ACIM will vote each  Fund's  investment  securities  in  accordance  with its  proxy  voting  policy  and procedures.  The Subadvisor shall not be responsible for any such voting.

         (g)      In connection  with the purchase and sale of securities of the Fund,  the  Subadvisor  shall arrange for the  transmission  to ACIM and the  custodian for the Fund on a daily basis such  confirmation,  trade tickets and other documents as may be reasonably  necessary to enable them to perform their administrative  responsibilities  with respect to the Fund's  investment  portfolio.  With  respect to portfolio  securities  to be purchased or sold through the Depository  Trust Company,  the Subadvisor shall arrange for the automatic  transmission of the I.D.  confirmation of the trade to the custodian of the Fund. The Subadvisor  will be responsible for providing  portfolio  trades to the
Fund's accounting agent for inclusion in the daily  calculation of the Fund's NAV in a manner,  and in accordance with such time  requirements  as ACIM and the  Subadvisor  shall agree on. In the event trade data is not  delivered by the
Subadvisor in accordance with such  requirements and the Subadvisor's  failure causes an error that is material to the
Fund, the subadvisor shall reimburse the Fund pursuant to ACIM's NAV Error Policy.

         5.       CONFIDENTIALITY.  The  parties to this  Agreement  agree that each shall  treat as  confidential  in accordance  with its policies and procedures to protect  similar  confidential  information,  and with applicable law, all information  provided by a party to the others regarding such party's business and operations,  including  without limitation  the  investment  activities,  holdings,  or  identities of  shareholders  of the Funds.  All  confidential information  provided  by a party  hereto  shall be used by any  other  parties  hereto  solely  for the  purposes  of rendering  services  pursuant to this  Agreement  and,  except as may be  required  in carrying  out the terms of this
Agreement,  shall not be  disclosed  to any third  party  without  the prior  consent  of such  providing  party.  The foregoing  shall not be applicable to any  information  that is publicly  available when provided or which  thereafter becomes publicly  available other than in  contravention of this paragraph.  The foregoing also shall not apply to any information  which is required to be disclosed by any regulatory  authority in the lawful and appropriate  exercise of its  jurisdiction  over a party,  by any auditor of the parties  hereto,  by  judicial  or  administrative  process or otherwise by applicable law or regulation;  provided,  however,  that the  disclosing  party shall provide  reasonable notice to the other parties hereto prior to any such disclosure.

         6.       COMPENSATION.

         (a)      In consideration of the services rendered  pursuant to this Agreement,  ACIM will pay the Subadvisor a management  fee,  payable  monthly in arrears on the first  business  day of each month.  The fee for the each month shall equal the sum of the product of the  "Applicable  Fee" for each Fund as set forth on Exhibit A attached  hereto, times the net assets of such Fund on that day, and further  dividing  that  product by 365 (366 for leap  years),  for each calendar day in such month.

         (b)      In the event that the Board of Directors of ACCP shall  determine to issue any additional  series of shares  for which it is  proposed  that the  Subadvisor  serve as  investment  manager,  and for which the  Subadvisor desires to so serve,  ACIM and the Subadvisor  shall amend Exhibit A to this  Agreement  setting forth the name of the series,  the  Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.

         (c)      The  Subadvisor  shall  have no  right to  obtain  compensation  directly  from any Fund or ACCP for services  provided  hereunder  and agrees to look solely to ACIM for  payment of fees due.  Upon  termination  of this
Agreement  before the end of a month, or in the event the Agreement  begins after the beginning of the month,  the fee for that month shall be prorated  according to the  proportion  that such period bears to the full monthly  period and shall be payable upon the date of termination of this Agreement.

         7.       EXPENSES.  ACIM,  ACCP,  and the  Funds  shall  assume  and  pay  their  respective  organizational, operational and business  expenses not  specifically  assumed or agreed to be paid by the Subadvisor  pursuant to this
Agreement.  The  Subadvisor  shall pay its own  organizational,  operational  and  business  expenses but shall not be obligated to pay any expenses of ACIM,  ACCP,  and the Funds,  including,  without  limitation:  (a) brokerage fees or commissions in connection  with the execution of securities  transactions,  (b) taxes and interest;  and (c) custodian fees and expenses.

         8.       SERVICES TO OTHER  COMPANIES OR ACCOUNTS.  ACIM  understands  that the  Subadvisor or its affiliates may act as  investment  advisor to other clients and ACIM has no objection to the  Subadvisor so acting.  In addition,
ACIM understands  that the persons employed by the Subadvisor to assist in the performance of the Subadvisor's  duties hereunder  will not devote  their full time to such service and nothing  contained  herein shall be deemed to limit or restrict the right of the  Subadvisor  or any  affiliate of the  Subadvisor to engage in and devote time and attention to other business or to render services of whatever kind or nature.

         9.       TERM AND TERMINATION OF AGREEMENT.

         (a)      This  Agreement  shall become  effective as of the date first written above and shall continue until
July 31, 2009, and shall continue  thereafter so long as such  continuance is specifically  approved at least annually by (i) the Board of  Directors  of ACCP or (ii) a vote of a majority  of the  Fund's  outstanding  voting  securities, provided  that in either event the  continuance  is also  approved by a majority of the Board of Directors who are not interested  persons (as defined in the  Investment  Company Act) of any party to this  Agreement,  by a vote cast at a meeting  called for the  purpose  of voting on such  approval.  The  annual  approvals  provided  for herein  shall be effective to continue this  Agreement  from year to year if given within a period  beginning not more than ninety (90)
days  prior to July 31 of each  applicable  year,  notwithstanding  the fact that more than three  hundred  sixty-five
(365) days may have elapsed since the date on which such approval was last given.

         (b)      This  Agreement is terminable  without  penalty as to any Fund on 60 days' written notice by (i) the
Board of Directors of ACCP,  (ii)-by vote of holders of a majority of a Fund's  shares,  (iii) by ACIM, or (iv)-by the
Subadvisor,  and will terminate  automatically  upon any termination of the investment  management  agreement  between
ACCP and ACIM.  This Agreement will terminate  automatically  in the event of its  assignment.  The Subadvisor  agrees to notify ACIM of any circumstances that might result in this Agreement being deemed to be assigned.

         10.      REPRESENTATIONS.

         (a)      ACIM and the Subadvisor  each  represents  that it is registered as an investment  advisor under the
Investment  Advisers Act, that it will use its  reasonable  best efforts to maintain  such  registration,  and that it will promptly notify the other if it ceases to be so registered,  if its registration is suspended for any reason,  or if it is notified by any  regulatory  organization  or court of competent  jurisdiction  that it should show cause why its  registration  should not be suspended or terminated.  ACIM and the Subadvisor each further  represents that it is registered  under  the laws of all  jurisdictions  in which  the  conduct  of its  business  hereunder  requires  such registration.

         (b)      ACIM  represents and warrants that (i) the  appointment of the Subadvisor has been duly  authorized;
(ii) it has full power and authority to execute and deliver this  Agreement  and to perform the services  contemplated hereunder,  and such  execution,  delivery  and  performance  will not cause it to be in  violation of its Articles of
Incorporation,  Bylaws,  or any material  laws; and (iii) it has received a copy of Part II of the  Subadvisor's  Form
ADV no less than 48 hours prior to entering into this Agreement.

         (c)      The Subadvisor  represents  and warrants that (i) its service as subadvisor  hereunder has been duly authorized;  (ii) it has full power and  authority to execute and deliver this  Agreement  and to perform the services contemplated  hereunder,  and such  execution,  delivery and  performance  will not cause it to be in violation of its organizational  documents,  its Bylaws or material laws;  (iii) it will at all times in the  performance of its duties hereunder comply in all material respects with the provisions of the Investment  Company Act, the Investment  Advisers
Act, the Code and all other applicable  federal and state laws and  regulations,  as the same may be amended from time to time; and (iv) it has all controls  necessary to perform its obligations under and comply with the  representations and warranties it made in this Agreement.

         11.      AMENDMENT OF THIS AGREEMENT.  No provision of this Agreement may be changed,  waived,  discharged or terminated  orally,  but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         12.      ENTIRE  AGREEMENT.  This Agreement  constitutes the entire  agreement  between the parties hereto on the subject matter described herein.

         13.      INDEPENDENT CONTRACTOR.  In the performance of its duties hereunder,  the Subadvisor is and shall be an independent  contractor and, unless otherwise expressly provided or authorized,  shall have no authority to act for or represent ACCP or ACIM in any way, or otherwise be deemed to be an agent of ACCP or ACIM.

         14.      SEVERABILITY.  If any  provision  of  this  Agreement  shall  be held  or  made  invalid  by a court decision, statue, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

         15.      NOTICES.  All  notices  and other  communications  hereunder  shall be given or made in writing  and shall be delivered personally,  or sent by telex, telecopy,  express delivery or registered or certified mail, postage prepaid,  return receipt requested,  to the party or parties to whom they are directed at the following addresses,  or at such other addresses as may be designated by notice from such party to all other parties.

         To the Subadvisor:

                                    The Northern Trust Company
                                    50 South LaSalle Street, M-9
                                    Chicago, Illinois  60675
                                    Attention:  Legal Department

         To ACIM:

                                    American Century Investments
                                    4500 Main Street
                                    Kansas City, Missouri  64111
                                    Attention:  General Counsel

Any notice,  demand or other  communication  given in a manner prescribed in this Section shall be deemed to have been delivered on receipt.

         16.      DISCLOSURE.   ACIM  shall  not,   without  the  prior  written  consent  of  the  Subadvisor,   make
representations  regarding or reference the Subadvisor or any affiliates in any  disclosure  document,  advertisement, sales literature or other promotional materials;  provided,  however, the Subadvisor need not review or consent to any reference to its name only or any language that it has previously approved for use in another document.

         17.      LIABILITY OF SUBADVISOR.

         (a)      The Subadvisor shall not be liable for any loss due solely to a mistake of investment judgment,  but shall be liable for any loss which is incurred by reason of an act or omission of its employee,  partner,  director or affiliate,  if such act or omission  involves willful  misfeasance,  bad faith or gross  negligence,  or breach of its duties or obligations  hereunder,  whether express or implied.  Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

         (b)      The Subadvisor shall not be liable for any failure,  delay or interruption in the performance of its obligations  hereunder if such failure,  delay or  interruption  results from the  occurrence  of any acts,  events or circumstances  beyond the Subadvisor's  reasonable  control,  and the Subadvisor shall have no  responsibility  of any kind for any loss or damage  thereby  incurred or suffered by ACIM or ACCP. In such case,  the terms of this Agreement shall  continue in full force and effect and the Subadvisor  obligations  shall be performed or carried out as soon as legally and practicably possible after the cessation of such acts, events or circumstances.

         IN WITNESS  WHEREOF,  the  parties  hereto  have caused  this  instrument  to be  executed by their  officers designated below on the day and year first written above.


AMERICAN CENTURY INVESTMENT
MANAGEMENT, INC.


By:      /s/ Otis H. Cowan
Name:    Otis H. Cowan
Title:            Vice President




NORTHERN TRUST INVESTMENTS, N.A.


By:      /s/ James A. Atcheson
Name:    James A. Atcheson
Title:    Senior Vice President




                                    EXHIBIT A

                            FUNDS AND APPLICABLE FEES


         Fund                                       Applicable Fee

American Century Equity Index Fund               0.02% of the first $500,000,000
                                                 0.01% on all assets over $500,000,000


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